UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dividend Capital Total Realty Trust Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE	For more information:
June 22, 2011	Contact: Eric Paul
Dividend Capital
(303) 228-2200

DIVIDEND CAPITAL TOTAL REALTY TRUST ANNOUNCES

ADJOURNMENT OF ANNUAL MEETING

DENVER, CO — June 22, 2011 — Dividend Capital Total Realty Trust Inc. (“the Company”) held its 2011 annual meeting of stockholders (the “Annual Meeting”) today. The proposals considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 29, 2011 (the “Proxy”). As of April 22, 2011, the record date, 184,218,708 shares of common stock were eligible to vote.

The Company’s stockholders voted today to approve the first and second proposals found in the Proxy. To permit additional time to solicit stockholder votes for the third proposal found in the Proxy, the Annual Meeting was then adjourned until July 28, 2011 at 1:30 p.m. Mountain Daylight Time and scheduled to reconvene at that time at the Company’s principal offices at 518 Seventeenth Street, 17th Floor, Denver, Colorado.

The Company’s stockholders elected each of John A. Blumberg, Charles B. Duke, Daniel J. Sullivan and John P. Woodberry to serve as directors of the Company until the 2012 annual meeting of stockholders and until their respective successors are duly elected and qualify. The Company’s stockholders also ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

If you have not yet voted or wish to change your vote on the third proposal found in the Proxy, we urge you to vote by one of the following methods:

1. Vote by Touch-Tone Phone at 1.866.977.7699

Please call the toll-free number printed above and follow the recorded instructions. The service is available 7 days a week, 24 hours a day. Please note that for telephone voting you will need your control number, which is located on your proxy voting card.

2. Vote by Internet

Please visit www.eproxy.com/trt and follow the online instructions. Please note that for internet voting you will need your control number, which is located on your proxy voting card, and the last four digits of the primary stockholder’s social security number or tax identification number.

3. Vote by Mail

Please mail your signed proxy voting card(s) in the postage-paid envelope provided with your proxy materials.

You may also contact Boston Financial Data Services Inc. at 888.306.0353 if you need assistance with voting. In addition, all proxy materials are conveniently available online at www.eproxy.com/trt.

About Dividend Capital Total Realty Trust Inc.

Dividend Capital Total Realty Trust Inc., a Denver-based REIT, invests in a diversified portfolio of commercial real estate assets. As of March 31, 2011, the company owned 101 operating properties totaling approximately 19.2 million net rentable square feet in 31 geographic markets.

Contact Information

Dividend Capital Total Realty Trust, Inc.

518 17th Street, 17th Floor

Denver, Colorado 80202

Telephone: (303) 228-2200

Attn: Investor Relations

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